EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 18, 2021 relating to the financial statements of Integer Holdings Corporation and the effectiveness of Integer Holdings Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Integer Holdings Corporation for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP
Williamsville, New York
May 24, 2021